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                                                                  EXHIBIT 10.27




                              EMPLOYMENT AGREEMENT


         AGREEMENT, dated August 13, 1998, between Onex Service Partners, a general partnership organized under the laws of the State of New York (the "Partnership"), and Thomas O. Harbison (the "Employee").

         The Partnership desires to employ the Employee to serve as an employee of the Partnership, and the Employee desires to be so employed by the Partnership, upon the terms and conditions hereinafter set forth.

         Therefore, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

    1.   Employment, Duties and Acceptance.

         1.1  Employment by the Partnership.

              The Partnership hereby employs the Employee, for the term provided in Section 2, to render exclusive and full-time services and to devote substantially all his business time and efforts to the Partnership and to serve on its behalf as the Chief Executive Officer of North Direct Response Inc. (the "Company") and, if requested by the Partnership as a director or chief executive officer of any other business in the call centre, direct marketing and enterprise customer management industry in which the Partnership or an affiliate of the Partnership has an interest (a "Portfolio Company"), subject to the terms and conditions hereof and to the direction and control of the Partnership. The Employee shall have general supervision over the business and operations of the Partnership and for so long as the Partnership or an affiliate of the Partnership has an economic interest in the Company, shall be responsible for managing and monitoring the Company on the Partnership's behalf and identifying, negotiating and completing further investments in the call centre,




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direct marketing and enterprise customer management industry in Canada, the
United States, Asia and Europe. The Employee shall also perform such other services and duties commensurate with his office as he shall reasonably be directed by the Partnership to perform.

         1.2 Acceptance of Employment by the Employee.

             (a) The Employee hereby accepts such employment and agrees to render the services referred to in Section 1.1.

             (b) Subject to the last sentence of Section 1.1, during the Term, the Employee shall devote his entire business time and efforts to the performance of the duties and obligations referred to in this Agreement.

             (c) The Employee's services under this Agreement shall be performed primarily in Dallas, Texas, or in such other city in the United States as may be consented to by the Partnership (which consent will not unreasonably be withheld). The parties acknowledge and agree that the nature of the Employee's duties hereunder shall require regular periods of U.S., Canadian, Asian and European travel from time to time.

    2.   Term of Employment.

          The term of the Employee's employment under this Agreement shall commence on the date hereof and shall end on the second anniversary of the date hereof (the "Initial Term"), unless sooner terminated pursuant to Article 5 of this Agreement; provided, however, that this Agreement shall be automatically extended for a one-year period after the expiration of the Initial Term, and for additional one-year periods subsequent thereto (the "Additional Term" and, together with the initial Term, the "Term"), unless one party hereto furnishes to the other three months' prior written notice of termination of this Agreement at the end of the initial two-year, or a subsequent one-year, period.




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    3.   Compensation.

         As full compensation for all services to be rendered by the Employee in the capacities referred to in this Agreement, the Partnership shall pay to the Employee during the Term, the Base Salary, as provided in this Section 3.

         3.1 Base Salary. The Partnership shall pay to the Employee an annual base salary (the "Base Salary") of $360,000, payable in equal semi-monthly installments. The Base Salary may be reviewed after the first calendar year of employment, and from time to time thereafter, by the General Partner and may be increased, but not decreased, based on such review.

         3.2 Bonuses. The Board of Directors, in its sole discretion, may determine to pay to the Employee such bonuses as it deems appropriate, based on the Employee's contribution to the performance of the Partnership and such other criteria as it considers relevant.

         3.3 Automobile Allowance. The Employee shall receive an automobile allowance of $1,200 per month, which shall be paid each month with the first of the semi-monthly Base Salary installments.

         3.4 Required Withholding. All payments under this Agreement shall be reduced by any amounts which are required to be deducted or withheld in order to comply with applicable laws and regulations that may be in effect from time to time during the Term, and the Partnership shall promptly remit such amount to the applicable governmental authorities.

    4.   Benefits.

         4.1 Expenses. The Partnership shall pay or reimburse the Employee for all reasonable expenses actually incurred or paid by him during the Term in the performance of his duties under this Agreement. Such reimbursement shall be made upon presentation of expense statements or such other supporting information as the Partnership may require in accordance with its policies;




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provided, however, that such expenses during any period shall be substantially in accordance with the annual operating budget of the Partnership approved by the General Partner.

         4.2 Participation in Employee Benefit Plans. The Employee shall be entitled to such life, hospitalization or health and disability insurance coverage as the Partnership may determine to be appropriate, having regard to benefits typically provided to senior executives in the call centre, customer care and enterprise customer management industry; provided, however, that the Partnership shall provide life insurance and disability insurance that shall provide the Employee with a sum equal to $1,500,000 upon the Employee's death or disability.

    5.   Termination.

         5.1 Termination Upon Death. If the Employee shall die during the Term, this Agreement shall terminate, except that the Employee's legal representatives shall be entitled to receive the Base Salary for a period of 45 days from the day on which his death occurs.

         5.2 Termination Upon Disability.

             If during the Term the Employee shall, in the reasonable judgement of the General Partner based on medical advice, become physically or mentally disabled, so that he is unable substantially to perform his services hereunder
(i) for a period of six consecutive months, or (ii) for shorter periods aggregating six months during any twelve month period, the General Partner may, by written notice to the Employee, terminate this Agreement. In the event of termination pursuant to this Section 5.2, the Employee or his legal representatives shall be entitled to receive the monthly installments in respect of the Base Salary to the date of such termination.

         5.3 Termination for Cause. The Partnership may terminate the Employee's employment hereunder at any time for Cause (defined herein) by written notice to the Employee. For purposes of this Agreement, "Cause" shall mean (a) the Employee's conviction of any felony or




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misdemeanor, in the latter case involving the property of the Partnership, the
Company or any company in which the Partnership or its affiliates has an interest or involving moral turpitude (including, but not limited to, conviction for use or possession of illegal drugs), (b) the Employee's gross neglect of his duties and responsibilities hereunder or his gross misconduct in connection-with the performance of his duties hereunder, provided that the normal exercise of the Employee's business judgment shall not be deemed gross neglect or gross misconduct, (c) the Employee's repeated, continuing failure to follow reasonable written directions of the General Partner consistent with his duties and responsibilities under this Agreement if such failure is materially injurious to the Partnership or any Portfolio Company as determined by the General Partner or
(d) the Employee's material breach of any provision of this Agreement. Upon any termination of this Agreement pursuant to this Section 5.3, the Partnership shall pay to the Employee any accrued and unpaid Base Salary.

         5.4 Termination by the Partnership Other than for Cause or due to Death or Disability.

              (a) The Partnership may terminate the Employee's employment hereunder, otherwise than as specified in Sections 5.1 through 5.3, at any time upon not less than six months' prior written notice to the Employee. If the Partnership terminates the Employee's employment pursuant to this Section 5.4, the Employee shall be entitled to receive the Base Salary pursuant to the terms hereof for the balance of the Initial Term or the Additional Term, as the case may be, without regard to such termination (the "Severance Pay").

              (b) At the Employee's discretion, the Employee's employment hereunder shall be deemed terminated pursuant to this Section 5.4 in the event of (i) the failure of the Partnership to pay the Employee on a timely basis any compensation or benefits due and payable




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hereunder; or (ii) a material, continuing breach by the Partnership of its obligations hereunder, provided, however, that (a) the Employee had given notice to the Partnership describing the breach or other action giving rise to the deemed termination and (b) such breach or other action remains uncured by the Partnership for a period of 30 days following the date such notice was given by the Employee to the Partnership. The above provisions of this Section 5.4(b) shall be applicable only if the Employee did not materially contribute to, or did not have the ability, in the normal course of his duties, to prevent the occurrence of, any of the events listed in clauses (i) and (ii) above. Subject to the provisions of Section 6.5 hereof, the Employee's employment hereunder shall be deemed terminated pursuant to this Section 5.4 in the event of the liquidation and winding up of the Partnership pursuant to Section 11 of the Partnership Agreement of the Partnership (the "Partnership Agreement").

         5.5 No Further Obligations; Resignations and Releases. Except as provided in the foregoing provisions of this Section 5, the Employee (and his estate or legal representatives, if applicable) shall have no claim whatsoever against the Partnership, the General Partner or any other partner of the Partnership, any Portfolio Company or any other person for damages, remuneration or any other payment arising out of or relating to any termination of his employment hereunder. The Employee specifically agrees to execute a formal release document to the effect and shall deliver appropriate resignations from all offices and positions with the Partnership and any Portfolio Company and from his position as a director or officer of any other company or entity in respect of which the Employee has acted in such capacity at the request of the General Partner or the Partnership.





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    6.   Certain Covenants of the Employee.

         6.1 Confidential Information. In view of the fact that the Employee's work for the Partnership will involve the provision to him of confidential information relating to the Partnership, the partners of the Partnership and their respective affiliates, the Company and any Portfolio Company, the Employee covenants and agrees that he shall keep secret and retain in the strictest confidence, and shall not use for his benefit or the benefit of others, other than the Partnership, all such confidential information, including, without limitation, information relating to any investment opportunities identified or located by or for the Partnership during the Term and any business acquisition plans and other business affairs of the Partnership.

         6.2 Property of the Partnership. All memoranda, notes, lists, records and other documents (and all copies thereof) and other assets, including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Employee during the Term, or made available to the Employee during the Term relating to the Partnership's activities, are and shall be the Partnership's property and shall be delivered to the Partnership promptly upon the termination of the Employee's employment with the Partnership or at any other time on request, provided, however, that the Employee may retain copies of his personal notes and work papers, which notes and work papers shall be kept confidential by the Employee and shall otherwise be subject to the provisions of Section 6.1 hereof.

         6.3 Employees of the Partnership and the Partnership.

              (a) During the Term, and for a period of eighteen months following the termination of the Employee's employment with the Partnership, the Employee shall not, directly or indirectly, hire or solicit any employee of the Company (or of any other Portfolio Company which the Employee serves in an executive capacity at the request of the Partnership) or any consultant then




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under contract with the Company (or of any Portfolio Company which the Employee serves in an executive capacity at the request of the Partnership), or encourage such employee or consultant to leave such employment.

         6.4 Investment Opportunities. During the Term, the Employee shall not, directly or indirectly, take any action with respect to any investment opportunity in an entity in the call centre, direct marketing and enterprise customer management industry, except on behalf of the Partnership, or with the prior written consent of the General Partner; provided, however, that the Employee shall be permitted to make a Passive Investment (as such term is defined in the Partnership Agreement, as long as (i) the Partnership has been notified of such investment, (ii) the Partnership declines to participate in such investment and (iii) such investment is not in an entity which directly or indirectly competes with the Partnership, the Company or a Portfolio Company.

         6.5 Non-Compete.

         During the Term and for a period of one year thereafter, the Employee shall not engage or participate, directly or indirectly, in any manner (whether as an employee, consultant, officer, director, lender, shareholder or otherwise) anywhere in the United States or Canada in any business within the call centre, direct marketing and enterprise customer management industry. The foregoing provision shall not apply in the event (i) the Employee is terminated pursuant to Section 5.4 and (ii) the Employee elects not to receive the Severance Pay.

    7.   Other Provisions.

         7.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall




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be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, two days after the date of deposit in the United States mails, addressed as follows:

         (i) if to the Partnership, to:

                    Onex Service Partners
                    c/o Onex Corporation
                    161 Bay Street
                    Toronto, Ontario M5J 2S1
                    Canada
                    Attention: Seth M. Mersky

         (ii) if to the Employee, to:

                    Thomas O. Harbison
                    3612 Beverly Drive
                    Dallas, Texas 75201

              with a copy to:

                    Michael Kohn
                    The Kohn Partnership
                    7820 Maryland Avenue
                    St. Louis, Missouri 63105

         7.2 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

         7.3 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended (other than extensions provided for in Section 2 hereof), and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or




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privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

         7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         7.5 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

         7.6 Survival. The provisions of Section 6.1, 6.2, 6.3 and 6.5 shall survive the termination of this Agreement.

         7.7 Conformity to Law. If any one or more provisions of this Agreement should ever be determined to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction or be invalid or invalidated or unenforceable by reason of any law or statute, then to the extent and within the jurisdiction invalid or unenforceable, it shall be limited, construed or severed and deleted therefrom, and the remaining portions of this Agreement shall survive, remain in full force and effect, and continue to be binding and shall not be affected and shall be interpreted to give effect to the intention of the parties insofar as that is possible.





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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 ONEX SERVICE PARTNERS

                                 By: OMI Partnership Holdings Ltd.,
                                         its general partner


                                               By: /s/ SETH M. MERSKY
                                                  -----------------------------
                                                  Name:
                                                  Title: Vice President

                                               By: /s/ MARK L. HILSON
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                               /s/ THOMAS O. HARBISON
                                               ---------------------------
                                               Thomas O. Harbison






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